                                                                                                        Exhibit 21


                                            SUBSIDIARIES OF THE COMPANY

                                                                                State/Country of           Stock
                                                                                 Incorporation          Ownership
                                                                                 -------------          ---------

West Pharmaceutical Services, Inc.                                              Pennsylvania            Parent Co.
Senetics, Inc.                                                                  Colorado                     100.0 %
West Pharmaceutical Services Cleveland, Inc.                                    Delaware                     100.0
West Pharmaceutical Services Indiana Holding, Inc.                              Delaware                     100.0
West Pharmaceutical Services Lakewood, Inc.                                     Delaware                     100.0
West Pharmaceutical Services Evansville, L.P.                                   Delaware                     100.0
Paco Laboratories, Inc.                                                         Delaware                     100.0
Charter Laboratories, Inc.                                                      Delaware                     100.0
West Pharmaceutical Services Canovanas, Inc.                                    Delaware                     100.0
West Pharmaceutical Services Vega Alta, Inc.                                    Delaware                     100.0
West Pharmaceutical Services of Delaware, Inc.                                  Delaware                     100.0
West Pharmaceutical Services of Florida, Inc.                                   Florida                      100.0
Citation Plastics Co.                                                           New Jersey                   100.0
West Pharmaceutical Services Argentina S.A.                                     Argentina                    100.0
West Pharmaceutical Services Australia Pty. Ltd.                                Australia                    100.0
West International Sales Corporation                                            Barbados                     100.0
West Pharmaceutical Services Brasil LTDA.                                       Brasil                       100.0
West Pharmaceutical Services Colombia S.A.                                      Colombia                      98.2 (a)
West Pharmaceutical Services Holding Danmark ApS                                Denmark                      100.0
West Pharmaceutical Services Danmark A/S                                        Denmark                      100.0
West Pharmaceutical Services Finance Danmark ApS                                Denmark                      100.0
West Pharmaceutical Services Limited Danmark A/S                                Denmark                      100.0
West Pharmaceutical Services Group Limited                                      England                      100.0
West Pharmaceutical Services Drug Delivery & Clinical Research Centre Ltd.      England                      100.0
West Pharmaceutical Services Cornwall Ltd.                                      England                      100.0
Plasmec PLC                                                                     England                      100.0
West Pharmaceutical Services Lewes Ltd.                                         England                      100.0
West Pharmaceutical Services Dublin, Ltd.                                       England                      100.0
West Pharmaceutical Services France S.A.                                        France                        99.9 (b)
West Pharmaceutical Services Holding France SAS                                 France                       100.0
West Pharmaceutical Services Holding GmbH                                       Germany                      100.0
West Pharmaceutical Services Verwaltungs GmbH                                   Germany                      100.0
West Pharmaceutical Services Deutschland GmbH Co KG                             Germany                      100.0
The West Company (India) Private Ltd.                                           India                        100.0
West Pharmaceutical Services Italia S.r.L.                                      Italy                        100.0
The West Company (Mauritius) Ltd.                                               Mauritius                    100.0
West Pharmaceutical Services Singapore Pte. Ltd                                 Singapore                    100.0
West Pharmaceutical Services Hispania S.A.                                      Spain                        100.0
West Pharmaceutical Services Venezuela C.A.                                     Venezuela                    100.0
Pharma-Gummi Beograd                                                            Yugoslavia                   100.0



(a) 1.55% is held in treasury by West Pharmaceutical Services Colombia S.A.
(b) In addition, .01% is owned directly by 8 individual shareholders who are officers of the Company
